Exhibit 10.1 February 19, 2017 Theodore L. Tewksbury III 5728 La Seyne Place San Jose, CA 95138 Re: Chief Executive Officer and President Position Dear Ted: It is with great enthusiasm that we extend to you this formal offer to serve as the Chief Executive Officer and President of Energy Focus, Inc., in addition to your continuing role as Chairman of the Board, effective February 19, 2017. In this position you would report directly to the Company’s Board of Directors. Our offer for employment for this new position includes: 1. Base salary – Your starting annualized salary will be $450,000 in lieu of your current salary of $200,000. We pay on a bi-weekly basis, which computes to $17,307.69 per pay period. All salary payments are paid to the current date and are contingent upon your ongoing active employment status. 2. Performance Bonus – You will be eligible to earn an annual bonus with a target payout of 100% of your base salary, based upon the Company’s financial performance and your individual performance. Eligibility to receive the bonus is contingent upon your continued employment with the Company at the time bonus is paid and approval of the Bonus Plan for the applicable fiscal year by the Board. 3. Equity Award – Subject to approval of the Board of Directors or Compensation Committee thereof, you will receive a grant of Stock Options and RSUs having a total grant date value of approximately $450,000, consisting of 50% of such value in RSUs (with the number of units calculated by dividing $225,000 by the 30-day average closing price of the Company’s stock for the period ending on the last trading day prior to the grant date) and a grant of non-qualified stock options for a number of shares equal to the RSU award amount times 1.5. Such Options and RSUs shall have the time-based and/or performance-based vesting conditions as shall be established by the Board or Compensation Committee for the Annual Awards made under the Equity Award Policy for 2017. 4. Change in Control Plan – You will participate in the Company’s Change in Control Plan pursuant to the Participant Agreement entered into contemporaneously herewith and attached hereto as Appendix A. 5. Benefits – You are entitled to participate in the standard benefits program, which the Company offers to its eligible employees. A brief summary of the programs, which are currently in place, is set forth below. The specific terms of each benefit apply. A. Medical, Dental, Vision benefits – You and your eligible dependents will be eligible for Company medical, dental and vision benefit programs effective with your first day of employment. The Company pays full medical, dental and vision premiums for the HSA plan; there is no payroll deduction towards the cost of these premiums. The Company also offers a PPO plan where the employee cost is available to be paid through payroll deduction. B. Life Insurance benefits – You will be eligible for $50,000 of group term life insurance at no cost to you effective with your first day of employment. Additional voluntary life insurance is available for you and your dependents at your own cost. C. STD/LTD benefits – You will be eligible for both short-term and long-term disability benefits at no cost to you effective with your first day of employment. D. Company 401(k) – You will be able to participate in the Company’s 401(k) program on the first of the month following three months of employment.

2 E. Employee Stock Purchase Plan – You will be eligible to participate in the Company’s stock purchase plan. This plan allows you to purchase the Company’s stock at a 15% discount through payroll deduction. Entrance dates are January 1 and July 1 every year. F. Vacation/Holidays – In addition to the Company’s 10 paid holidays, we are pleased to offer you paid time off (PTO) hours that will start accruing on your first day of employment. We offer you three weeks of PTO. You will accrue 120 hours or 15 days of PTO over 12 months. PTO hours accrue every two weeks on your pay date. You will be eligible for a fourth week of PTO at your first employment anniversary date. 6. Expenses – Energy Focus will reimburse you for all Company approved business travel and entertainment expenses within the guidelines of the Company’s Travel and Entertainment Expense Policy, including reasonable temporary housing, in the form of a hotel or apartment, for the time spent at the Company’s Solon, Ohio headquarters. All Travel and Entertainment expenses must be submitted via expense reports including receipts. 7. Agreement of Confidentiality and Non-Competition – As a result of your additional role with the Company, you have contemporaneously herewith entered into the Agreement of Confidentiality and Non-Competition attached hereto as Appendix B. 8. At Will Employment – The employment relationship between you and the Company shall be “at will”, terminable by either party at any time for any or no reason. 9. Entire Agreement – This letter agreement supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between you and the Company. We look forward to having you take on these additional roles at Energy Focus. If you have any questions, please do not hesitate to contact me. Best regards, /s/ Ronald D. Black Ronald D. Black Lead Independent Director of the Board of Energy Focus, Inc. Accepted by: /s/ Theodore L. Tewksbury III______ February 19, 2017 Theodore L. Tewksbury III Date

3 Appendix A ENERGY FOCUS, INC. CHANGE IN CONTROL BENEFIT PLAN PARTICIPATION AGREEMENT Name: Theodore L. Tewksbury III Section 1. ELIGIBILITY. You have been designated as eligible to participate in the Energy Focus, Inc. Change in Control Benefit Plan (the “Plan”), a copy of which is attached as EXHIBIT A to this Participation Agreement (the “Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Section 2. SEVERANCE BENEFITS. Subject to the terms of the Plan, if you are terminated in an Involuntary Termination, and meet all the other eligibility requirements set forth in the Plan, including, without limitation, executing the required Release within the applicable time period set forth therein and provided that such Release becomes effective in accordance with its terms, you will receive the severance benefits set forth in this Section 2. Notwithstanding the schedule for provision of severance benefits as set forth below, the provision of any severance benefits under this Section 2 is subject to any delay in payment that may be required under Section 5 of the Plan. (a) Base Compensation Severance Benefit. You will be entitled to receive a single lump sum cash payment equal to one times the sum of (a) your Annual Base Salary plus (b) your Target Bonus (the “Base Compensation Severance Benefit”). The Base Compensation Severance Benefit will be payable to you within 10 business days following the effective date of your Release. (b) Target Bonus Severance Benefit. You will be entitled to receive a single lump sum cash payment equal to a pro-rata portion of your Target Bonus, with such pro-rata portion calculated with reference to the number of days in the calendar year that precedes the date of the Involuntary Termination divided by the number of days in the calendar year that includes the date of the Involuntary Termination. (the “Target Bonus Severance Benefit”). The Target Bonus Severance Benefit will be payable to you within 10 business days following the effective date of your Release. (c) Accelerated Vesting of Stock Awards. (1) Effective as of the effective date of your Release, to the extent not previously vested and notwithstanding anything to the contrary set forth in an applicable award agreement or the applicable Equity Plan under which such award was granted, the restrictions and conditions applicable to any equity awards of the Company held by you (the “Awards”), shall lapse and such Awards shall immediately be fully vested upon a Change in Control and any performance-based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs (collectively, the “Vested Awards”). Unless determined otherwise by the Plan Administrator in accordance with the terms of the applicable Equity Plan (such as to provide for a cash-out of vested

4 options) or as otherwise set forth in the Plan, (ii) all Vested Awards that are stock unit awards or other stock-based awards shall be settled or paid within thirty (30) days of vesting hereunder, and (iii) all Vested Awards that are options and stock appreciation rights shall remain exercisable until the earlier of the third anniversary of such Change in Control (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. Notwithstanding the foregoing, this Section 2(c) shall not apply to stock awards issued under or held in any Qualified Plan. (d) Payment of Continued Group Health Plan Benefits. (1) If you timely elect continued group health plan continuation coverage under COBRA the Company shall pay the full amount of your COBRA premiums, or shall provide coverage under any self-funded plan, on behalf of you for your continued coverage under the Company’s group health plans, including coverage for your eligible dependents, for twelve (12) months following your Involuntary Termination (the “COBRA Payment Period”). The appropriate COBRA Payment Period will be determined by your position at the time of your Involuntary Termination but prior to any reduction for which you exercise your right to resign for Good Reason. Upon the conclusion of such period of insurance premium payments made by the Company, or the provision of coverage under a self- funded group health plan, you will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of your eligible COBRA coverage period. For purposes of this Section, (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by you under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are your sole responsibility. (2) Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on your behalf, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to your election of COBRA coverage or payment of COBRA premiums and without regard to your continued eligibility for COBRA coverage during the COBRA Payment Period. Such Special Severance Payment shall end upon expiration of the COBRA Payment Period. Section 3. DEFINITIONS. (a) “Equity Plan” means the Company’s 2004 Stock Incentive Plan, 2008 Incentive Stock Plan, 2014 Stock Incentive Plan, as each may be amended, or any successor or other equity incentive plan adopted by the Company which govern your stock awards, as applicable. (b) “Qualified Plan” means a plan sponsored by the Company or an Affiliate that is intended to be qualified under Section 401(a) of the Internal Revenue Code. Section 4. ACKNOWLEDGEMENTS. As a condition to participation in the Plan, you hereby acknowledge each of the following:

5 (a) This Agreement and the Plan supersedes any severance benefit plan, policy or practice previously maintained by the Company that may have been applicable to you, including any individually negotiated employment agreement with the Company as it may have been amended from time to time (as so amended, the “Employment Agreement”). (b) The severance benefits that may be provided to you under this Agreement may reduce the severance benefits that would otherwise be provided to you under your Employment Agreement, or otherwise, as further specified in Section 2(c) of the Plan. For the avoidance of doubt, in no event shall you be entitled to receive Duplicative Benefits. To accept the terms of this Agreement and participate in the Plan, please sign and date this Agreement in the space provided below. Energy Focus, Inc. By: /s/ Bradley White Name: Bradley White Title: Chief Financial Officer /s/ Theodore L. Tewksbury III February 19, 2017 Theodore L. Tewksbury III Date

6 Appendix B AGREEMENT OF CONFIDENTIALITY AND NON-COMPETITION THIS AGREEMENT OF CONFIDENTIALITY AND NON-COMPETITION (the “Agreement”) is made and entered into this 19th day of February, 2017, by and between ENERGY FOCUS INC., a Delaware corporation which maintains a place of business at 32000 Aurora Road, Solon, Ohio 44139 its successors and assigns (referred to as “Employer” and “Energy Focus”) and Theodore L. Tewksbury III, an individual residing in San Jose, California (hereinafter referred to as “Employee”). A. Employment Relationship. The employment relationship between Employer and Employee shall be “at will,” terminable by either party at any time for any reason or no reason. Employee’s obligations under this Agreement shall survive the termination of the employment relationship. B. Definitions. 1. The “Company” shall mean Energy Focus Inc. as well as its parents, subsidiaries, and affiliated entities, including their successors and predecessors. 2. “Company Business” is the development, production and sale of commercial lighting products. 3. “Confidential Information” shall mean nonpublic information or material (i) that is proprietary to the Company or its customers, is confidential, or is a trade secret, regardless of whether it is specifically designated or labeled as confidential by the Company, or (ii) that Employee creates, discovers, develops in whole or in part, or of which Employee obtains knowledge of or access to, as a result of Employee’s relationship with the Company. Confidential Information generally includes, but is not limited to, designs, works of authorship, mask works, formulas, ideas, concepts, techniques, inventions, devices, improvements, know-how, methods, processes, drawings, specifications, models, data, documentation, diagrams, flow charts, research, developments, procedures, software in various stages of development, source code, object code, marketing techniques and materials, business, marketing, development and product plans, financial information, customer information, strategic information, and other confidential business or technical information. Confidential Information does not include information which (a) is or becomes publicly available (other than by disclosure or other wrongful act by the Employee), or (b) was known to the Employee before the Employee began employment with the Company. 3. “Inventions” shall mean data, ideas, designs, drawings, works of authorship, trademarks, service marks, trade names, service names, logos, mask works, developments, formulas, concepts, techniques, inventions, devices, improvements, know-how, methods, processes, programs, innovations, improvements, and discoveries, whether or not patentable or protectable under applicable copyright or trademark law, or as a mask work, or under other

7 similar law, and whether or not reduced to practice or tangible form, together with any improvements thereon or thereto, copy works there from, know-how related thereto, and intellectual property rights therein. 4. “Restricted Period” shall mean the period throughout Employee’s employment with the Company and ending one year after Employee’s termination from the Company, regardless for the reason for such termination. C. Nondisclosure of the Company’s Confidential Information. 1. Obligation to Protect Confidential Information. Employee recognizes and acknowledges that Confidential Information includes valuable, special and unique assets of the Company. Subject to the exceptions described below, (i) Employee shall forever protect and maintain the confidentiality of Confidential Information; and (ii) Employee shall never, directly or indirectly, use, publish, post, copy, duplicate, or disclose Confidential Information, or encourage, aid, or abet such activity, except as required in the course of Employee’s job duties at the Company and, then only to individuals who have a need to know based on such individual’s job responsibilities at the Company. 2. Exceptions to Section C. The restrictions in Section C do not apply to any of the following situations, so long as the Employee takes all reasonable steps to ensure that the scope of disclosure does not exceed the permitted scope and that such disclosure does not extend beyond the parameters of what is permitted. a) Employee may respond to a lawful and valid subpoena or other legal process or court order that seeks the disclosure of Confidential Information but: (1) shall give the Company’s Chief Financial Officer the earliest possible notice of the receipt thereof; (2) shall, as much in advance of the return date as possible, make available to the Company’s Chief Financial Officer the documents and other information sought; and (3) shall assist the Company’s legal counsel, at the Company’s expense, in resisting or otherwise responding to such subpoena or process. b) Employee may disclose Confidential Information to a government agency as part of a report, complaint, or investigation without providing notice to the Company. c) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law. In addition, Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Furthermore, in the event Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the

8 trade secret under seal and does not disclose the trade secret, except pursuant to court order. D. Nondisclosure of Others’ Confidential Information. Absent express written permission from the owner of such information, Employee is strictly prohibited, at any time during employment with the Company, from making use of the confidential, proprietary, or trade secret information of a prior employer or of any other entity. Employee shall not incorporate any such information into any Invention or creation that Employees prepares, in whole or in part, for the benefit of the Company. E. Intellectual Property. 1. Inventions and Other Works. During employment, Employee may either alone or with others, author, create, conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, or assist in the authoring, creation, conception, development or reduction to practice of documents, materials, designs, drawings, processes, Inventions, discoveries, ideas, improvements, trade secrets, Confidential Information, and other works which relate to the Company’s business or to the Company’s activities or are otherwise capable of being used by the Company (collectively, “Works”). Employee agrees that any and all Works and the related intellectual property and other rights in those Works including, without limitation, Inventions, patents, copyrights, mask works, design rights, database rights, trademarks, service marks, internet rights/domain names, trade secrets and know-how (whether registered or unregistered and including any applications or rights to apply) subsisting anywhere in the world in any and all media now existing or hereafter created (collectively, “Works IP Rights”) will belong solely to and be the absolute property of the Company. Employee agrees that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Employee hereby assigns with full title guarantee to the Company by way of present assignment all Works IP Rights, and all intellectual property rights in the Works. Employee hereby irrevocably and unconditionally waives any moral rights which Employee may have in any Works. 2. During employment with the Company and thereafter, Employee will disclose promptly to the Company or its nominee any and all Works and all Works IP Rights, as defined above. This disclosure requirement applies whether or not any such invention, discovery, idea, or improvement or other Work is patentable, whether or not Employee conceived such item or reduced it to practice during regular working hours, and whether or not such item was conceived or reduced to practice by Employee alone or jointly with others. 3. Employee agrees to assist the Company or its designee, at the Company’s expense, in every proper way (i) to secure the Company’s rights in the Works and all Works IP Rights in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto; and (ii) to execute or cause to be executed all applications, specifications, oaths, assignments and all other instruments which the Company shall deem

9 necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Works and Works IP Rights. Employee further agrees that Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of employment. If Employee is unable because of his or her mental or physical incapacity or for any other reason to secure his or her signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Works or Works IP Rights, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his or her agent and attorney in fact, to act for and in his or her behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. These obligations will also be binding on Employee’s executors, administrators, agents, assigns, and other legal representatives. 4. Notwithstanding the foregoing, Works and Works IP Rights shall not apply to any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee's own time, unless (a) the invention relates to the Company’s business or to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company. 5. Employee agrees that any Invention or Works disclosed by Employee to a third person or described in a patent application filed by Employee or on Employee’s behalf within six (6) months following the termination of employment with the Company shall be presumed to have been conceived or made by Employee during the period of employment with the Company unless proved to have been conceived and made by Employee following the termination of employment with the Company. 6. If Employee claims intellectual property rights or ownership or any prior Inventions or works, and intends to exclude these from the general terms of this Agreement, Employee has listed such Inventions or Works on the attached Exhibit A. F. Conflict of Interest. During the period of Employee’s employment with the Company, Employee shall not accept employment or consulting work or enter into a contract or accept an obligation incompatible with Employee’s obligations under this Agreement. G. Property of Employer. Employee agrees to deliver promptly to the Company all drawings, blueprints, manuals, letters, notes, notebooks, reports, sketches, formulas, computer programs and files, memoranda, customer lists and all other materials relating in any way to the Company Business and in any way obtained by Employee during the period of employment with the Company which are in his possession or under his control, and all copies thereof, (i) upon termination of Employee’s employment with the Company, or (ii) at any other time at the Company’s request. Employee further agrees he will not make or retain any copies of any of the foregoing and will so represent to the Company upon termination of employment.

10 H. Non-compete. 1. During the Restricted Period, Employee shall not: (a) directly or indirectly act in concert or conspire with any person employed by the Company in order to engage in or prepare to engage in or to have a financial or other interest in any business or any activity that he knows (or reasonably should have known) to be directly competitive either with Company Business as then being carried on or with any business, activity, product or service which was under active development while Employee was employed by the Company if such development was actively pursued or considered during the two (2) year period preceding the Separation Date; or (b) serve as an employee, agent, partner, shareholder, director, or consultant for, or in any other capacity participate, engage, or have a financial or other interest in any business or any activity that he knows (or reasonably should have known) to be directly competitive either with the Company Business as then being carried on or with any business, activity, product or service which was under active development while Employee was employed by the Company if such development was actively pursued or considered during the two (2) year period preceding the Separation Date (provided, however, that notwithstanding anything to the contrary contained in this Agreement, Employee may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934). 2. In the event Employee violates any provision of this Section H as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision, such violation shall toll the running of such time period from the date of such violation until such violation shall cease. The foregoing shall in no way limit any of the Company’s rights to enforce this obligation or obtain immediate injunctive relief. 3. Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Section H and this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee’s sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Employee. I. Non-Solicitation of Employees and Consultants of the Company. During the Restricted Period, Employee shall not, directly or indirectly (i) hire, solicit, or encourage to either leave the employment of or cease working with the Company, any person who is then an employee of the Company, or any consultant who is then engaged by the Company, or (ii) hire any employee or consultant who had left the employment of or had ceased consulting with the Company but who had not yet been a former employee or former consultant of the Company for three months. J. Non-Solicitation of Customers. During the Restricted Period, Employee shall not, directly or indirectly, whether on Employee’s behalf or on behalf of any other person or entity, solicit, divert, or encourage any of the Company’s customers, suppliers, vendors to discontinue or reduce business relations with the Company, nor shall employee attempt to do so.

11 K. Rights and Remedies Upon Breach. Both parties recognize that the rights and obligations set forth in this Agreement are special, unique and of extraordinary character. If Employee breaches, or threatens to commit a breach of, or appears imminently likely to commit a breach of, any of the provisions of this Agreement (the “Restrictive Covenants”), then the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity: 1. Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to Employer. As to the covenants contained in this Agreement, specific performance shall be for a period of time equal to the unexpired portion of the Restricted Period. In the event of Employee’s breach of any provision of this section, the running of the Restricted Period shall be automatically tolled (i.e., no part of the Restricted Period shall expire) from and after the date of the first such breach. 2. Accounting. The right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by it as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Employee shall account for and pay over such Benefits to the Company. 3. Blue-Penciling. If any court determines that any one or more of the Restrictive Covenants, or any part thereof, shall be unenforceable because of the scope, duration and/or geographical area covered by such provision, such court shall have the power to reduce the scope, duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. L. Disclosure. The Company may notify anyone employing Employee or evidencing an intention to employ Employee as to the existence and provisions of this Agreement. M. Governing Law and Jurisdiction. The parties intend that the validity, performance and enforcement of this Agreement shall be governed by the laws of the State of Ohio. In the event of any claim arising out of or related to this Agreement, or the breach thereof, the parties hereby consent and agree that any such claim shall be brought and heard in the state or federal courts in the State of Ohio. The parties hereby consent to personal jurisdiction in the State of Ohio and waive any objections to venue in said courts. N. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors. O. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the parties’ intent is that such provision be modified by the court to impose the maximum restriction allowable; but, if such provision is not so modified, then it is the intent of the

12 parties that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. P. Effect of Captions. The captions in this Agreement are included for convenience only and shall not in any way effect the interpretation or construction of any provision hereof. Q. Construction. In this Agreement, unless the context otherwise requires, words in the singular or in the plural shall each include the singular and the plural, and words of masculine gender shall include the feminine and neuter, and, when sense so indicates, words of the neuter gender may refer to any gender. R. Notices. All notices, requests, demands or other communications hereunder shall be sent by registered or certified mail to, to each party at the address of such party set forth in the initial introductory paragraph of this Agreement, or to such other address as a party may designate from time to time, pursuant to notice given in accordance herewith. S. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The execution of counterparts shall not be deemed to constitute delivery of this Agreement by any party until all of the parties have executed and delivered their respective counterparts. T. Acknowledgment. Employee acknowledges that: (i) Employee has carefully read all of the terms of this Agreement, and that Employee understands such terms and has had sufficient opportunity to ask any questions before signing; (ii) Employee understands the consequences of each and every term of this Agreement; (iii) Employee specifically understands that by signing this Agreement, Employee is giving up certain rights Employee may have otherwise had, and (iv) the limitations contained in this Agreement represent reasonable limitations as to scope, duration and geographical area, and that such limitations are reasonably related to protection which the Company reasonably requires and is entitled to obtain. U. Assignment. This Agreement is a personal services contract and it is expressly agreed that the rights and interests of Employee and the Company hereunder may not be sold, transferred, assigned, pledged or hypothecated; provided, however that the Company may assign its rights and obligations hereunder to a related company, affiliate or successor of the Company, whether presently existing or formed after the date hereof. V. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and Employee on the specific subjects addressed herein, and this Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first hereinabove mentioned.

13 ENERGY FOCUS INC. Theodore L. Tewksbury III Bradley White, Chief Financial Officer Print Employee Name Company Representative Name & Title /s/ Theodore L. Tewksbury III /s/ Bradley White Employee Signature Company Representative Signature February 19, 2017 February 19, 2017 Date Date

14 EXHIBIT A INVENTIONS The following is a list of all “Inventions” (as defined in the Agreement), whether patented or unpatented, in which I have any interest which I do not assign to Employer pursuant to the Agreement; if no “Inventions” are described below, there are no exclusions from the assignment set forth in Section E of the Agreement: